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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 April 24, 2000
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                Date of Report (Date of earliest event reported)



                             DATAMETRICS CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



         0-8690                                                  95-3545701
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(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


   25B Hanover Road, Florham Park, NJ                            07932
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(Address of principal executive offices)                      (Zip Code)


                                 (973) 377-3900
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               Registrant's telephone number, including area code


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         1. On April 24, 2000 Datamentrics Corporation (the "Company") placed 12% of the common stock of MadeMyWay.com, Inc., its formerly wholly owned subsidiary, with Digital Creative Development Corporation for $1.2 million.

                The proceeds of the sale of common stock will be used by the Company for working capital purposes and to fund MadeMyWay.com's marketing and sales programs, completion of a new web-based e-commerce portal and product development.

         2. On April 26, 2000 the Company's Board of Directors voted to add two additional directors to the Board. Stanley A. Hirschman and Phillip E. Pearce were elected to the Board in accordance with the By-laws of the Company.

                Stanley A. Hirschman is President of CPoint Associates, Inc., of Plano, Texas. He is also the Chairman of the Board of Mustang.com and ObjectSoft Corporation.
                Phillip E. Pearce is an independent business consultant. He is also a Director of RX Medical Services, Inc., Xybernaut Corporation, Mustang.com and StarBase Corporation.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DATAMETRICS CORPORATION


                                         By: /s/ Daniel P. Ginns
                                            ------------------------------------
                                            Chairman and Chief Executive Officer




Dated: May 1, 2000